News Release
NYSE: WPZ

Date:          Feb. 18, 2010
Williams Partners L.P. Reports Fourth-Quarter and Full-Year 2009 Financial Results
•	Net Income is $152.5 Million, $2.88 Per LP Unit for 2009

•	Cash Distribution Coverage Ratio is 1.39x for 2009

•	Asset Contributions Complete, Transforms Williams Partners to Large, Diversified MLP

•	Long-term Gathering Agreement in Marcellus Leads to Midstream Expansion

•	Previous 2010-11 Guidance with Strong Cash Distribution Coverage is Affirmed
     TULSA, Okla. — Williams Partners L.P. (NYSE: WPZ) today announced unaudited 2009 net income of $152.5 million, compared with 2008 net income of $191.4 million. Net income per limited-partner unit for 2009 was $2.88, compared with $3.08 per limited-partner unit for 2008.
     Lower natural gas liquid (NGL) margins, driven by lower NGL prices, were the primary reason for the decline in net income for the year. The lower prices were significantly offset by sharply lower natural gas prices and lower operating and maintenance expenses at Four Corners. Gathering volumes at Wamsutter and Four Corners remained steady.
Distributable Cash Flow Improves Throughout ‘09, Coverage Ratio is 1.39x for the Year
     For 2009, the key measure of distributable cash flow per limited partner unit was $3.54, compared with $3.44 for 2008. Distributable cash flow for limited-partner unitholders was $186.7 million for 2009, compared with $181.0 million for the same period in 2008.
     Distributable cash flow improved significantly throughout 2009, increasing from $0.56 per limited-partner unit in the first quarter to $1.25 per limited-partner unit in the fourth quarter, an increase of 123 percent.
     The 2009 amounts were significantly, favorably impacted by Williams’ (NYSE: WMB) waiver of its incentive distribution rights for 2009. The waiver, which was detailed in the partnership’s April 15, 2009, press release, decreased the amount of distributable cash flow allocated to the general partner.
     The partnership’s cash distribution coverage ratio was 1.39x for 2009, which included the benefit of Williams’ IDR waiver. Without that benefit, the partnership’s cash distribution coverage ratio would have been 1.14x for 2009.
     Total distributable cash flow attributable to partnership operations decreased from $260.5 million in 2008 to $190.6 million in 2009 due primarily to lower cash distributions from Discovery and lower results from Four Corners. Lower NGL margins drove the decline in results at Four Corners.

     The 2009 earnings and distributable cash flow results above reflect the partnership in its pre-restructuring form. Management is providing 2010-11 earnings and DCF guidance for the partnership in its post-restructuring form later in this press release.
Long-term Gathering Agreement Leads to Marcellus Expansion
     Williams Partners also announced an expansion in the Marcellus Shale today, as its midstream business has signed a long-term agreement with Cabot Oil & Gas Corporation (NYSE: COG) for natural gas gathering in Pennsylvania. To support the agreement, the partnership will fund the construction of a 28-mile natural gas gathering pipeline that will gather gas from Cabot’s central delivery point in Susquehanna County, Pa. The gas will be delivered to Williams Partners’ Transco interstate gas pipeline in Luzerne County, Pa.
     Construction is expected to begin on the 20-inch pipeline late this year and it is expected to be placed into service during 2011.This new deal represents the partnership’s second significant midstream expansion in the Marcellus Shale. The partnership also owns 51 percent of the joint venture Laurel Mountain Midstream LLC, which encompasses a gathering and processing system in the Marcellus Shale in Pennsylvania.
CEO Perspective
     “With the transformational asset contributions from Williams complete, Williams Partners is now a very large, diversified MLP with a significant number of organic growth projects and opportunities throughout our interstate gas pipeline and midstream businesses,” said Steve Malcolm, chief executive officer of the general partner of Williams Partners.
     “This new expansion in the Marcellus Shale adds to our position in the area and is just the first of many growth projects this year,” Malcolm said. “We are currently developing several expansions on both Transco and Northwest Pipeline. We also have ongoing Midstream expansions in the West, such as TXP4 at Echo Springs, and in the deepwater Gulf of Mexico, including Perdido Norte.”
Earnings Guidance for 2010-11 Unchanged
     The chart below shows Williams Partners’ 2010-11 commodity price assumptions and the related outlook for its financial results for 2010-11. The chart reflects the pro-forma post-restructuring reporting of Williams Partners, with Midstream and Gas Pipeline as its reporting segments, which will begin in first-quarter 2010.
     The commodity price assumptions and earnings outlook for 2010-11 are unchanged from what the company previously provided on Jan. 19. The guidance range for 2010 growth capital expenditures has been increased by $100 million to a range of $660 million to $870 million. This increase primarily reflects the Midstream expansion in the Marcellus Shale referenced earlier in this press release.

Commodity Price Assumptions and Average NGL Margins

	2010			2011
	Low	Midpoint	High	Low	Midpoint	High

Natural Gas ($/MMBtu):
NYMEX	$4.50	$5.75	$7.00	$5.00	$6.50	$8.00
Rockies	$3.90	$5.00	$6.10	$4.35	$5.65	$6.95
San Juan	$4.05	$5.15	$6.25	$4.50	$5.85	$7.20

Oil / NGL:
Crude Oil — WTI ($ per barrel)	$60	$75	$90	$65	$80	$95
Crude to Gas Ratio	12.9x	13.1x	13.3x	11.9x	12.5x	13.0x
NGL to Crude Oil Relationship (1)	53%	56%	59%	53%	55%	57%

Average NGL Margins ($ per gallon)	$0.35	$0.51	$0.67	$0.38	$0.51	$0.64
Williams Partners Pro-Forma Guidance
Note: Pro-forma guidance for 2010 assumes full year in post-restructuring form.

	Low	Midpoint	High	Low	Midpoint	High

Distributable Cash Flow (in millions) (2)	$970	$1,225	$1,480	$1,085	$1,315	$1,540
Cash Distributions per LP Unit (3)	$2.63	$2.63	$2.63	TBD	TBD	TBD

Cash Distribution Coverage Ratio (2)	1.1x	1.3x	1.6x	1.2x	1.4x	1.7x

Segment Profit (in millions):
Gas Pipeline	$610	$635	$660	$650	$670	$690
Midstream	575	800	1,025	675	875	1,075

Total Segment Profit	$1,185	$1,435	$1,685	$1,325	$1,545	$1,765

Segment Profit + DD&A (in millions):
Gas Pipeline	$950	$985	$1,020	$1,000	$1,030	$1,060
Midstream	790	1,025	1,260	910	1,120	1,330

Total Segment Profit + DD&A	$1,740	$2,010	$2,280	$1,910	$2,150	$2,390

Capital Expenditures (in millions):
Maintenance	$290	$310	$330	$300	$320	$340
Growth	660	765	870	375	455	535

Total Capital Expenditures	$950	$1,075	$1,200	$675	$775	$875

(1)	This is calculated as the price of natural gas liquids as a percentage of the price of crude oil on an equal volume basis.

(2)	Distributable Cash Flow and Cash Distribution Coverage Ratio are non-GAAP measures. Reconciliations to the most relvant measures included in GAAP are attached to this news release. Also, the Cash Distribution Coverage ratio in the chart for 2011 is based on the Cash Distribution per LP unit level for 2010.

(3)	Cash Distributions per LP Unit are based on announced distribution level for 1Q 2010 of $0.6575 per LP unit. Future distribution increases wil be determined at a later date.
Business Segment Performance
     Williams Partners’ business segment performance for 2009 is presented in the following table. As previously noted, the partnership’s business segment reporting will change beginning with first-quarter 2010 to reflect the new reporting segments as a result of the strategic restructuring.

     As the following table reflects 2009 results, the segments are being presented in the pre-restructuring form: Gathering and Processing — West, which includes Four Corners and the Wamsutter investment; Gathering and Processing — Gulf, which includes the Discovery investment; and NGL Services, which includes the Conway fractionation and storage complex.

	Full Year		4Q
	2009	2008	2009	2008
Consolidated Segment Profit
Amounts in thousands

Gathering and Processing — West	$205,605	$254,162	$62,963	$46,288
Gathering and Processing — Gulf	26,997	15,847	11,406	(14,590)
NGL Services	19,437	24,038	4,151	8,768

Consolidated Segment Profit	$252,039	$294,047	$78,520	$40,466

Recurring Consolidated Segment Profit*
Amounts in thousands

Gathering and Processing — West	$201,571	$239,493	$62,963	$43,960
Gathering and Processing — Gulf	26,997	27,047	11,406	(4,280)
NGL Services	19,437	22,601	4,151	7,331

Recurring Consolidated Segment Profit*	$248,005	$289,141	$78,520	$47,011

*	A schedule reconciling segment profit to recurring segment profit is attached to this press release.
     Lower per-unit NGL margins at Four Corners drove the lower results for recurring consolidated segment profit during the year. Lower operating and maintenance expenses at Four Corners partially offset these negative impacts. The lower operating and maintenance expenses at Four Corners were primarily due to lower system losses.
     Reconciliations of the partnership’s distributable cash flow for limited-partner unitholders to net income, cash distribution coverage ratio, as well as recurring segment profit to reported segment profit, are available on Williams Partners’ web site at www.williamslp.com and as an attachment to this document.
Definitions of Non-GAAP Financial Measures
     Williams Partners defines recurring segment profit as segment profit excluding items of income or loss that the partnership characterizes as unrepresentative of its ongoing operations.
     Williams Partners defines distributable cash flow attributable to partnership operations as net income (loss) plus depreciation, amortization and accretion, less earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures, plus the actual cash distributed by Wamsutter and Discovery.
     Distributable cash flow per limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders. Williams Partners defines distributable cash flow per limited-partner unit as distributable cash flow attributable to partnership operations allocable to limited partners divided by the weighted average limited partner-units outstanding.
     Distributable cash flow attributable to partnership operations allocable to limited partners is calculated by allocating the distributable cash flow attributable to partnership operations, as defined in the preceding paragraph, between the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement.
     Williams Partners calculates the ratio of distributable cash flow per limited partner unit to the actual cash distribution per unit paid and the ratio of distributable cash flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). These two measures reflect the amount of distributable cash flow relative to the partnership’s actual cash distribution on both a per limited partner unit and total distribution basis.
Today’s Analyst Call
     Williams Partners’ management will discuss the full-year 2009 results and 2010-11 outlook during a live webcast beginning at 11 a.m. EST today. Participants are encouraged to access the webcast and slides for viewing, downloading and printing at www.williamslp.com.
A limited number of phone lines also will be available at (888) 487-0355. International callers should dial (719) 955-1564. Replays of the year-end webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williamslp.com following the event.
Form 10-K
     The partnership will file its Form 10-K with the Securities and Exchange Commission during the week of Feb. 22. The document will be available on both the SEC and Williams Partners web sites.
About Williams Partners L.P. (NYSE: WPZ)
Williams Partners L.P. is a leading diversified master limited partnership focused on natural gas transportation; gathering, treating, and processing; storage; natural gas liquid (NGL) fractionation; and oil transportation. The partnership owns interests in three major interstate natural gas pipelines that, combined, deliver 12 percent of the natural gas consumed in the United States. The partnership’s gathering and processing assets include large-scale operations in the U.S. Rocky Mountains and both onshore and offshore along the Gulf of Mexico. Williams (NYSE: WMB) owns approximately 84 percent of Williams Partners, including the general-partner interest. More information is available at www.williamslp.com. Go to http://www.b2i.us/irpass.asp?BzID=1296&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds Williams (media relations) (918) 573-3332

Sharna Reingold Williams (investor relations) (918) 573-2078
# # #

Williams Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will,” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:
•	Amounts and nature of future capital expenditures;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Cash flow from operations or results of operations;

•	The levels of cash distributions to unitholders;

•	Seasonality of certain business segments; and

•	Natural gas and natural gas liquids prices and demand.
Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this report. Many of the factors that could adversely affect our business, results of operations and financial condition are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:
•	Whether we have sufficient cash from operations to enable us to maintain current levels of cash distributions or to pay the minimum quarterly distribution following establishment of cash reserves and payment of fees and expenses, including payments to our general partner;

•	Availability of supplies (including the uncertainties inherent in assessing and estimating future natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation and rate proceedings;

•	Our costs and funding obligations for defined benefit pension plans and other postretirement benefit plans;

•	Changes in maintenance and construction costs;

•	Changes in the current geopolitical situation;

•	Our exposure to the credit risks of our customers;

•	Risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings and the availability and cost of credit;

•	Risks associated with future weather conditions;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (SEC).
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.
In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this report. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the SEC on February 26, 2009, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamslp.com.

Reconciliation of Non-GAAP Measures
(UNAUDITED)
     This press release includes certain financial measures, Recurring Segment Profit, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
     For Williams Partners L.P., Recurring Segment Profit excludes items of income or loss that we characterize as unrepresentative of our ongoing operations. Management believes Recurring Segment Profit provides investors meaningful insight into Williams Partners L.P.’s results from ongoing operations.
     For Williams Partners L.P. we define Distributable Cash Flow attributable to partnership operations as net income (loss) plus depreciation, amortization and accretion, less our earnings from equity investments, as well as adjustments for certain non-cash, non-recurring items, plus reimbursements from Williams under an omnibus agreement and less maintenance capital expenditures, plus the actual cash distributed by Wamsutter and Discovery. For our equity investments, Wamsutter and Discovery, we define Distributable Cash Flow as net income (loss) plus depreciation, amortization and accretion and less maintenance capital expenditures. We also adjust for certain non-cash, non-recurring items. Our equity share of Wamsutter’s Distributable Cash Flow is based on the distribution provisions of the Wamsutter LLC Agreement. Our equity share of Discovery’s Distributable Cash Flow is 60%.
     For Williams Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow attributable to partnership operations allocable to limited partners divided by the weighted average limited partner units outstanding. Distributable Cash Flow attributable to partnership operations allocable to limited partners is calculated by allocating the distributable cash flow attributable to partnership operations, as defined in the preceding paragraph, between the general partner and the limited partners in accordace with the cash distribution provisions of our partnership agreement.
     For Williams Partners L.P. we also calculate the ratio of Distributable Cash Flow per Limited Partner Unit to the actual cash distribution per unit paid and the ratio of Distributable Cash Flow attributable to partnership operations to the total cash distributed (cash distribution coverage ratio). These measures reflect the amount of Distributable Cash Flow relative to our cash distribution on both a per Limited Partner Unit and total distribution basis. We have also provided these ratios calculated using the most directly comparable GAAP measures, net income per unit and net income.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Neither Recurring Segment Profit nor Distributable Cash Flow are intended to represent cash flows for the period, nor are they presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

	2008					2009
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year

Williams Partners L.P.
Reconciliation of Non-GAAP “Recurring Segment Profit” to GAAP “Segment Profit”

Gathering and Processing — West	$50,405	$86,778	$70,691	$46,288	$254,162	$38,310	$40,850	$63,482	$62,963	$205,605
Gathering and Processing — Gulf	13,511	8,446	8,480	(14,590)	15,847	691	3,975	10,925	11,406	26,997
NGL Services	5,541	3,414	6,315	8,768	24,038	4,316	5,174	5,796	4,151	19,437

Segment Profit	69,457	98,638	85,486	40,466	294,047	43,317	49,999	80,203	78,520	252,039
Non-recurring Items:
Gathering and Processing — West:
Involuntary conversion gain resulting from Ignacio fire	—	(3,266)	(6,010)	(2,328)	(11,604)	966	—	(5,000)	—	(4,034)

Wamsutter customer contract adjustment included in equity earnings	(3,065)	—	—	—	(3,065)	—	—	—	—	—
Gathering and Processing — Gulf:

Discovery hurricane repair expenses up to insurance deductible (60%)	—	—	890	2,935	3,825	—	—	—	—	—

Hurricane-related survey costs (60%)	—	—	—	1,188	1,188	—	—	—	—	—
NGL Services:

Product imbalance valuation adjustment	—	—	—	(1,437)	(1,437)	—	—	—	—	—
Other items:
Gathering and Processing — Gulf
Impairment of Carbonate Trend gathering pipeline	—	—	—	6,187	6,187	—	—	—	—	—

Recurring Segment Profit	$66,392	$95,372	$80,366	$47,011	$289,141	$44,283	$49,999	$75,203	$78,520	$248,005

	2008					2009
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Y-T-D

Williams Partners L.P.
Reconciliation of Non-GAAP “Distributable Cash Flow per Limited Partner Unit” to GAAP “Net income”

Net income	$43,629	$71,822	$60,833	$15,105	$191,389	$18,672	$25,368	$55,947	$52,480	$152,467

Depreciation, amortization and accretion	11,226	11,002	11,735	11,066	45,029	11,184	11,164	11,288	11,251	44,887

Non-cash amortization of debt issuance costs included in interest expense	489	459	459	461	1,868	460	462	461	462	1,845
Involuntary conversion gain resulting from Ignacio fire	—	(3,266)	(6,010)	(2,328)	(11,604)	966	—	(5,000)	—	(4,034)
Equity earnings	(34,815)	(46,050)	(29,045)	731	(109,179)	(12,110)	(22,962)	(34,700)	(37,303)	(107,075)
Reimbursements from Williams under omnibus agreement	771	865	692	653	2,981	327	914	760	268	2,269
Impairment of Carbonate Trend gathering pipeline	—	—	—	6,187	6,187	—	—	—	—	—

Maintenance capital expenditures (a)	(8,534)	(2,497)	(5,309)	(5,420)	(21,760)	(5,142)	(7,176)	(3,780)	(2,801)	(18,899)

Distributable Cash Flow Excluding Equity Investments	12,766	32,335	33,355	26,455	104,911	14,357	7,770	24,976	24,357	71,460

Plus: Wamsutter cash distributions to Williams Partners L.P.	22,704	26,603	28,989	20,843	99,139	15,643	20,045	25,634	28,900	90,222

Plus: Discovery’s cash distributions to Williams Partners L.P. (b)	16,800	15,600	13,200	10,800	56,400	—	3,540	11,100	14,237	28,877

Distributable cash flow attributable to partnership operations	52,270	74,538	75,544	58,098	260,450	30,000	31,355	61,710	67,494	190,559

Distributable Cash Flow attributable to partnership operations allocable to general partner	13,431	24,565	25,067	16,344	79,407	600	627	1,234	1,350	3,811

Distributable Cash Flow attributable to limited partnership operations allocable to limited partners	$38,839	$49,973	$50,477	$41,754	$181,043	$29,400	$30,728	$60,476	$66,144	$186,748

Weighted average number of units outstanding:	52,774,728	52,774,728	52,775,912	52,777,452	52,775,710	52,777,452	52,777,452	52,777,452	52,777,452	52,777,452

Distributable Cash Flow attributable to partnership operations per limited partner unit:	$0.74	$0.95	$0.96	$0.79	$3.44	$0.56	$0.58	$1.15	$1.25	$3.54

Actual cash distribution per unit:	$0.600	$0.625	$0.635	$0.635	$2.495	$0.635	$0.635	$0.635	$0.635	$2.540

Total cash distributed:	$37,922	$40,560	$41,617	$41,617	$161,716	$34,197	$34,197	$34,197	$34,197	$136,788
Coverage ratios:

Distributable Cash Flow attributable to partnership operations per limited partner unit divided by Actual cash distribution per unit:	1.23	1.52	1.51	1.25	1.38	0.88	0.92	1.80	1.97	1.39

Distributable cash flow attributable to partnership operations divided by Total cash distributed	1.38	1.84	1.82	1.40	1.61	0.88	0.92	1.80	1.97	1.39

Distributable cash flow attributable to partnership operations divided by total cash distribution excluding Williams’ IDR Support (c)	N/A	N/A	N/A	N/A	N/A	0.72	0.75	1.48	1.62	1.14

Net income, per common and subordinated unit divided by Actual cash distribution per unit	1.18	1.94	1.57	0.24	1.23	0.57	0.76	1.64	1.56	1.13

Net income divided by Total cash distributed	1.15	1.77	1.46	0.36	1.18	0.55	0.74	1.64	1.53	1.11

(a)	Maintenance capital expenditures includes certain well connection capital.

(b)	Discovery’s LLC agreement was amended in the second quarter 2009 so that it would make its cash distribution for a given quarter in that same quarter.

(c)	Williams’ IDR support is a reduction of total cash distributed of approximately $7.4 million per quarter.

Wamsutter
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income	$21,194	$37,480	$32,007	$13,083	$103,764	$15,321	$18,975	$23,642	$26,114	$84,052
Depreciation and accretion	5,228	5,213	5,295	5,446	21,182	5,447	5,556	5,684	5,548	22,235
Maintenance capital expenditures	(3,245)	(6,258)	(5,867)	(6,070)	(21,440)	(5,437)	(6,080)	(2,787)	(6,271)	(20,575)

Distributable Cash Flow — 100%	$23,177	$36,435	$31,435	$12,459	$103,506	$15,331	$18,451	$26,539	$25,391	$85,712

Discovery Producer Services
Reconciliation of Non-GAAP “Distributable Cash Flow” to GAAP “Net income”

Net income (loss)	$22,701	$14,282	$13,740	($16,323)	$34,400	($5,352)	$6,646	$18,430	$17,183	$36,907
Depreciation and accretion	6,983	6,802	3,726	3,813	21,324	3,929	4,765	5,005	5,052	18,751
Maintenance capital expenditures	(187)	(285)	(680)	(19)	(1,171)	(70)	(1,037)	(518)	(1,203)	(2,828)

Distributable Cash Flow — 100%	$29,497	$20,799	$16,786	($12,529)	$54,553	($1,493)	$10,374	$22,917	$21,032	$52,830

Distributable Cash Flow — our 60% interest	$17,698	$12,479	$10,072	($7,517)	$32,732	($896)	$6,224	$13,750	$12,620	$31,698

Williams Partners L.P.
(UNAUDITED)
Reconciliation of Non-GAAP “Distributable Cash Flow attributable to partnership operations” to GAAP “Net income”
Note: 2010 assumes full year in post-restructuing form.

		Full Year Forecasted 2010		Full Year Forecasted 2011
(Millions)	Low	Midpoint	High	Low	Midpoint	High
Net income	$705	$965	$1,225	$815	$1,040	$1,265
Depreciation and amortization	555	575	595	585	605	625
Other	—	(5)	(10)	(15)	(10)	(10)
Maintenance capital expenditures	(290)	(310)	(330)	(300)	(320)	(340)

Distributable cash flow attributable to partnership operations	$970	$1,225	$1,480	$1,085	$1,315	$1,540

Total cash to be distributed	$908	$908	$908	TBD	TBD	TBD

Coverage ratios:

Distributable cash flow attributable to partnership operations divided by Total cash distributed *	1.1	1.3	1.6	1.2	1.4	1.7

Net income divided by Total cash distributed *	0.8	1.1	1.3	0.9	1.1	1.4

*	2011 calculations based on announced 2010 cash distribution level

Consolidated Statements of Income
(UNAUDITED)

	2008*						2009
(Thousands, except per-unit amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year

Revenues:

Product sales:
Affiliate	$78,122	$94,134	$92,421	$49,622	$314,299	$30,872	$32,886	$48,977	$54,752	$167,487
Third-party	4,221	9,741	6,430	4,589	24,981	2,291	5,178	3,285	4,227	14,981
Gathering and processing:
Affiliate	8,790	9,847	9,480	9,776	37,893	10,610	10,826	10,990	11,552	43,978
Third-party	46,210	49,548	50,721	48,577	195,056	47,255	44,462	48,425	47,683	187,825
Storage	7,333	7,102	8,264	8,730	31,429	8,361	8,101	8,531	8,216	33,209
Fractionation	3,292	4,804	5,484	3,861	17,441	2,557	2,619	2,396	3,012	10,584
Other	2,394	3,069	2,913	7,585	15,961	3,522	2,255	2,549	3,799	12,125

Total revenues	150,362	178,245	175,713	132,740	637,060	105,468	106,327	125,153	133,241	470,189

Cost and expenses:
Product cost and shrink replacement:
Affiliate	22,033	27,686	22,358	13,295	85,372	8,866	7,446	9,066	11,789	37,167
Third-party	30,065	38,323	35,391	16,927	120,706	11,296	13,092	20,937	20,733	66,058
Operating and maintenance expense:
Affiliate	23,133	16,548	21,220	15,834	76,735	11,759	10,615	10,352	15,473	48,199
Third-party	23,951	29,984	29,257	25,974	109,166	28,147	31,766	27,232	27,720	114,865
Depreciation, amortization and accretion	11,226	11,002	11,735	11,066	45,029	11,184	11,164	11,288	11,251	44,887
General and administrative expense:
Affiliate	9,876	12,385	10,620	11,184	44,065	11,587	11,879	11,551	12,236	47,253
Third-party	928	749	664	653	2,994	893	643	646	1,810	3,992
Taxes other than income	2,505	2,167	2,314	2,522	9,508	2,436	2,325	2,586	2,802	10,149
Other, net	333	(2,811)	(5,822)	4,777	(3,523)	1,679	(18)	(5,019)	(775)	(4,133)

Total costs and expenses	124,050	136,033	127,737	102,232	490,052	87,847	88,912	88,639	103,039	368,437

Operating income	26,312	42,212	47,976	30,508	147,008	17,621	17,415	36,514	30,202	101,752
Equity earnings — Wamsutter	21,194	37,480	20,801	9,063	88,538	15,321	18,975	23,642	26,114	84,052
Discovery investment income (loss)	13,621	8,570	8,244	(8,078)	22,357	812	4,151	11,058	11,222	27,243
Interest expense	(17,673)	(16,683)	(16,437)	(16,427)	(67,220)	(15,116)	(15,200)	(15,281)	(15,082)	(60,679)
Interest income	175	243	249	39	706	34	27	14	24	99

Net income	$43,629	$71,822	$60,833	$15,105	$191,389	$18,672	$25,368	$55,947	$52,480	$152,467

Allocation of net income *
Net income	$43,629	$71,822	$60,833	$15,105	$191,389	$18,672	$25,368	$55,947	$52,480	$152,467
Allocation of net income (loss) to general partner*	5,981	7,811	7,985	7,180	28,957	(372)	(137)	921	99	511

Allocation of net income to limited partners*	$37,648	$64,011	$52,848	$7,925	$162,432	$19,044	$25,505	$55,026	$52,381	$151,956

Net income, per common and subordinated unit*	$0.71	$1.21	$1.00	$0.15	$3.08	$0.36	$0.48	$1.04	$0.99	$2.88
Weighted average number of units outstanding	52,774,728	52,774,728	52,775,912	52,777,452	52,775,710	52,777,452	52,777,452	52,777,452	52,777,452	52,777,452

*	The Net income, per common and subordinated unit for 2008 amounts have been retrospectively adjusted for new guidance regarding the application of the two-class method to calculate earnings per unit for master limited partnerships, which states, among other things, that the calculation of earnings per unit should not reflect an allocation of undistributed earnings to the incentive distribution right (IDR) holders beyond amounts distributable to IDR holders under the terms of the partnership agreement. Previously, under generally accepted accounting principles, we calculated earnings per unit as if all the earnings for the period had been distributed, which resulted in an additional allocation of income to the general partner (the IDR holder) in quarterly periods where an assumed incentive distribution exceeded the actual incentive distribution. Following the adoption of this guidance, we no longer calculate assumed incentive distributions. We adopted this guidance in January 2009, and have retrospectively applied it to all periods presented.

Segment Profit & Operating Statistics
(UNAUDITED)

	2008					2009
(Thousands)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year

Gathering and Processing — West
Segment revenues	$132,333	$158,563	$155,217	$114,025	$560,138	$90,778	$91,664	$109,843	$114,313	$406,598
Cost and expenses:
Product cost and shrink replacement	47,446	61,144	53,902	26,700	189,192	18,461	19,054	28,059	27,813	93,387
Operating and maintenance expense	40,893	36,677	42,129	37,014	156,713	33,014	35,963	32,189	35,343	136,509
Depreciation, amortization and accretion	10,299	10,136	10,811	9,969	41,215	10,344	10,278	10,375	10,329	41,326
Direct general and administrative expenses	1,930	2,058	2,188	2,157	8,333	2,161	2,300	2,348	2,199	9,008
Other, net	2,554	(750)	(3,703)	960	(939)	3,809	2,194	(2,968)	1,780	4,815

Segment operating income	29,211	49,298	49,890	37,225	165,624	22,989	21,875	39,840	36,849	121,553
Equity earnings	21,194	37,480	20,801	9,063	88,538	15,321	18,975	23,642	26,114	84,052

Segment profit	$50,405	$86,778	$70,691	$46,288	$254,162	$38,310	$40,850	$63,482	$62,963	$205,605

Gathering and Processing — Gulf
Segment revenues	$567	$546	$537	$446	$2,096	$486	$459	$350	$413	$1,708
Cost and expenses:
Operating and maintenance expense	524	519	148	477	1,668	575	575	124	185	1,459
Depreciation and accretion	153	151	153	294	751	32	60	33	45	170
Other, net	—	—	—	6,187	6,187	—	—	326	(1)	325

Segment operating income (loss)	(110)	(124)	236	(6,512)	(6,510)	(121)	(176)	(133)	184	(246)
Discovery investment income (loss)	13,621	8,570	8,244	(8,078)	22,357	812	4,151	11,058	11,222	27,243

Segment profit (loss)	$13,511	$8,446	$8,480	($14,590)	$15,847	$691	$3,975	$10,925	$11,406	$26,997

NGL Services
Segment revenues	$17,462	$19,136	$19,959	$18,269	$74,826	$14,204	$14,204	$14,960	$18,515	$61,883
Cost and expenses:
Product cost	4,652	4,865	3,847	3,522	16,886	1,701	1,484	1,944	4,709	9,838
Operating and maintenance expense	5,667	9,336	8,200	4,317	27,520	6,317	5,843	5,271	7,665	25,096
Depreciation and accretion	774	715	771	803	3,063	808	826	880	877	3,391
Direct general and administrative expenses	544	700	631	707	2,582	756	764	860	865	3,245
Other, net	284	106	195	152	737	306	113	209	248	876

Segment profit	$5,541	$3,414	$6,315	$8,768	$24,038	$4,316	$5,174	$5,796	$4,151	$19,437

Williams Partners:
Conway storage revenues	$7,333	$7,102	$8,264	$8,730	$31,429	$8,361	$8,101	$8,531	$8,216	$33,209
Conway fractionation volumes (bpd) — our 50%	33,103	38,173	43,829	40,898	39,019	36,721	40,688	36,916	40,033	38,594
Carbonate Trend gathering volumes (BBtu/d)	24	23	21	19	22	20	19	15	18	18
Williams Four Corners:
Gathering volumes (BBtu/d)	1,316	1,410	1,406	1,388	1,380	1,355	1,321	1,377	1,323	1,344
Plant inlet natural gas volumes (BBtu/d)	547	680	681	673	646	653	554	653	621	620
NGL equity sales (million gallons)	36	43	43	40	162	39	39	44	42	164
NGL margin ($/gallon)	$0.74	$0.78	$0.88	$0.57	$0.75	$0.32	$0.40	$0.46	$0.57	$0.44
NGL production (million gallons)	112	140	134	132	518	123	123	143	136	525
Wamsutter — 100%:
Gathering volumes (BBtu/d)	434	521	506	534	499	534	545	543	524	537
Plant inlet natural gas volumes (BBtu/d)	404	427	393	413	409	437	419	412	423	423
NGL equity sales (million gallons)	41	36	30	32	139	36	35	37	41	149
NGL margin ($/gallon)	$0.58	$0.63	$0.77	$0.40	$0.59	$0.25	$0.39	$0.43	$0.49	$0.39
NGL production (million gallons)	106	114	97	98	415	105	109	114	119	447
Discovery Producer Services — 100%
Plant inlet natural gas volumes (BBtu/d)	627	614	378	211	457	324	470	569	571	485
Gross processing margin ($/MMBtu)	$0.45	$0.36	$0.48	$—	$0.37	$0.10	$0.20	$0.30	$0.35	$0.26
NGL equity sales (million gallons)	37	23	21	4	85	12	25	30	27	94
NGL production (million gallons)	70	58	43	10	181	30	56	79	85	250